As filed with the Securities and Exchange Commission on September 25, 2012
                                                     Registration No. 333-182728

================================================================================
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C.


                                   FORM S-1/A


             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                 AMPERICO CORP.
             (Exact name of registrant as specified in its charter)

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
            Nevada                                   7380                             99-0374076
(State or Other Jurisdiction of          (Primary Standard Industrial             (I.R.S. Employer
 Incorporation or Organization)           Classification Code Number)          Identification Number)

   42 Rockwood Crescent,                          Incorp Services, Inc.
  Thornhill, ON, L4J 7T2                      2360 Corporate Circle Ste 400
         Canada.                             Henderson, Nevada 89074-7722
    Tel: (416) 273-6501                 Tel: (702) 866-2500  Fax: (702) 866-2689
(Address and telephone number of          (Name, address and telephone number
 registrant's executive office)                 of agent for service)

                                   Copies to:
                      Law Offices of Thomas E. Puzzo, PLLC.
                                3823 44th Ave, NE
                            Seattle, Washington 98105
                            Telephone: (206) 522-2256
                               Fax: (206) 260-0111

Approximate date of proposed sale to the public: as soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of "large accelerated filer," "accelerated filer," and "smaller reporting company: in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer [ ]                        Accelerated filer [ ]
Non-accelerated filer [ ]                          Smaller reporting company [X]
(Do not check if a smaller reporting company)

                         CALCULATION OF REGISTRATION FEE

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
===========================================================================================================
Title of Each Class                           Proposed Maximum       Proposed Maximum         Amount of
of Securities to be        Amount to be        Offering Price       Aggregate Offering      Registration
   Registered               Registered          per Share (1)             Price (1)            Fee (1)
-----------------------------------------------------------------------------------------------------------
  Common Stock               1,480,000         $0.03 per share             $44,400              $5.09
===========================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(a) and (o) under the Securities Act.


THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.
================================================================================

                 SUBJECT TO COMPLETION, DATED SEPTEMBER 25, 2012


                                   PROSPECTUS

                                  AMPERICO CORP

                                1,480,000 SHARES

                                  COMMON STOCK

The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus for a period of up to two years from the effective date. No public market currently exists for the securities being offered. We will not receive any of the proceeds from the sale of the shares by the selling stockholders. We are an "emerging growth company" under applicable Securities and Exchange Commission rules and will be subject to reduced public company reporting requirements.


The aggregate net proceeds that the selling shareholders will receive in this offering assuming all of the share are sold at the offering price is $44,400.

THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. SEE SECTION ENTITLED "RISK FACTORS" ON PAGES 7 - 13.


THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS DECLARED EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

The selling shareholders will sell our shares at a fixed price of $0.03 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. There has been no market for our securities and a public market may never develop, or, if any market does develop, it may not be sustained. Our common stock is not traded on any exchange or on the over-the-counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with the Financial Industry Regulatory Authority for our common stock to be eligible for trading on the OTC Bulletin Board. We do not yet have a market maker who has agreed to file such application. There can be no assurance that our common stock will ever be quoted on a quotation service or traded on an exchange, or that any market for our stock will develop.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.


               THE DATE OF THIS PROSPECTUS IS: SEPTEMBER 25, 2012

                                TABLE OF CONTENTS


                                                                            PAGE
                                                                            ----

SUMMARY                                                                       3

RISK FACTORS                                                                  1

FORWARD-LOOKING STATEMENTS                                                   14

USE OF PROCEEDS                                                              14

DETERMINATION OF OFFERING PRICE                                              14

DILUTION                                                                     14

SELLING SHAREHOLDERS                                                         14

PLAN OF DISTRIBUTION                                                         16

DESCRIPTION OF SECURITIES                                                    18

INTEREST OF NAMED EXPERTS AND COUNSEL                                        19

DESCRIPTION OF BUSINESS                                                      19

LEGAL PROCEEDINGS                                                            24

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS                     24

PLAN OF OPERATIONS                                                           25

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS                                27

AVAILABLE INFORMATION                                                        28

DIRECTORS, EXECUTIVE OFFICER, PROMOTERS AND CONTROL PERSONS                  28

EXECUTIVE COMPENSATION                                                       30

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT               30

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS                               31

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES
ACT LIABILITIES                                                              31

FINANCIAL STATEMENTS                                                         32


                      DEALER PROSPECTUS DELIVERY OBLIGATION

Until ___ ______, 2012 (90 business days after the effective date of this prospectus) all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer's obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                                     SUMMARY

PROSPECTIVE INVESTORS ARE URGED TO READ THIS PROSPECTUS IN ITS ENTIRETY.

OUR BUSINESS

We are a development stage company. We do not have revenues or operations; we have minimal assets and have incurred losses since inception.

We are in the business of developing On-site WebState analytical software designed to capture customer's behavior and customer's feedback on the visited Web Sites. This behavior and feedback will be analyzed and compared against key performance indicators, like marketing, in terms of a commercial context.

We are also going to develop an analytical service process which allows comparing and ranking different websites within different categories of websites based on a customer experience and likeness of the websites visited.

The behavior analysis and the ranking results will be submitted to website owners for optimization and improvement of their website.

Our revenue will be earned by charging a fee for our services. We may also receive commissions from other On-site WebState analytical companies to which we will refer our potential clients.

We are currently developing a website (www.amperico.com ) which will include a detailed description of our services. The website will allow our potential clients to have a 3 month period of trial and place orders online. To date, we have developed a business plan and registered domain name for our new website.

We are an "emerging growth company" within the meaning of the federal securities laws. For as long as we are an emerging growth company, we will not be required to comply with the requirements that are applicable to other public companies that are not "emerging growth companies" including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, the reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and the exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We intend to take advantage of these reporting exemptions until we are no longer an emerging growth company. For a description of the qualifications and other requirements applicable to emerging growth companies and certain elections that we have made due to our status as an emerging growth company, see "RISK FACTORS--RISKS RELATED TO THIS OFFERING AND OUR COMMON STOCK - WE ARE AN `EMERGING GROWTH COMPANY' AND WE CANNOT BE CERTAIN IF THE REDUCED DISCLOSURE REQUIREMENTS APPLICABLE TO EMERGING GROWTH COMPANIES WILL MAKE OUR COMMON STOCK LESS ATTRACTIVE TO INVESTORS" on page 12 of this prospectus.

Our auditor have expressed concern about our ability to continue as a going concern.

We have not yet developed our on-site analytical software product. We estimate approximately 12 months and total expenditures of $29,456 to develop our product for commercial use. We currently do not have sufficient funding to execute on our business plan. Below are the steps necessary to develop and commercialize our product.

     1.   Beginning of the planning process. Purchase Microsoft Project
          Software.
     2.   Complete project plan
     3.   Collecting business requirements
     4.   High Level System design
     5.   Detailed System design by components
     6.   Developing simplified P.O.C. system
     7.   Testing P.O.C.
     8.   Developing full system by components
     9.   Testing, Packaging, Delivering to production


Our principal executive office is located at 42 Rockwood Crescent, Thornhill, ON, L4J 7T2, Canada.

Our telephone number is (416) 273 6501. We were incorporated in the State of Nevada on December 20, 2011. Our fiscal year end is May 31.


MANAGEMENT'S REASONS FOR BECOMING A PUBLIC COMPANY AT THIS TIME. PROS AND CONS OF DOING SO, INCLUDING MANAGEMENT'S ESIMATE OF THE INCREASED EXPENSES OF PUBLICITY REPORTING.

The management reasons for becoming public at this time are to increase its visibility to future potential investors, and to increase shareholders value by making their shares more marketable. Below we discuss other pros and cons of publicly reporting company.

PROS

     * Stock in the company can be used in part to finance future business activities.

     *    The company may increase its prestige and visibility

     * Shareholders of the company benefit from holding shares that are, (subject to certain restrictions), freely marketable.

     * Shares that are publicly traded generally command higher prices than shares that are not publicly traded which may increase our shareholders' value.

     * Shareholders are able to diversify their investment portfolios, due to the increased marketability of their shares.

CONS

     * When a company goes public, management loses some of its freedom to act without board approval and approval of a majority of the shareholders in certain matters.

     * The cost of an initial public offering is substantial, including, legal and accounting, and registration fees. The expenses of this offering are approximately $10,000. Thereafter complying with reporting obligations will cost us a minimum of $10,000 per year.

     * When a company becomes publicly held, the SEC requires it to reveal sensitive information on an ongoing basis, including business strategies, financial results, and executive salaries and compensation arrangements.

     * The company is required to have its financial statements audited on a regular basis.

     * A substantial portion of management time must be dedicated to initial and ongoing reporting requirements of regulatory agencies rather than to management of the company's operations.


THE OFFERING:

Securities Being Offered       Up to 1,480,000 shares of common stock by selling
                               shareholders.

Offering Price                 The selling shareholders will sell our shares at
                               $0.03 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. We determined this offering price arbitrarily by adding a $0.01 premium to the last sale price of our common stock to investors.

Terms of the Offering          The selling shareholders will determine when and
                               how they will sell the common stock offered in this prospectus.

Termination of the Offering    The offering will conclude when all of the
                               1,480,000 shares of common stock have been sold, the shares no longer need to be registered or to be sold due to the operation of Rule 144 or two years from the date of this prospectus.

Securities Issued and to
be Issued                      1,480,000 shares of our common stock to be sold
                               in this prospectus are issued and outstanding as of the date of this prospectus. All of the common stock to be sold under this prospectus will be sold by existing shareholders.

Use of Proceeds                We will not receive any proceeds from the sale of
                               the common stock by the selling shareholders.

Market for the common stock    There has been no market for our securities. Our
                               common stock is not traded on any exchange or on the Over-the-Counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with FINRA for our common stock to become eligible for trading on the Over-the-Counter Bulletin Board. We do not yet have a market maker who has agreed to file such application. There is no assurance that a trading market will develop or, if developed, that it will be sustained. Consequently, a purchaser of our common stock may find it difficult to resell the securities offered herein should the purchaser desire to do so.

                          SUMMARY FINANCIAL INFORMATION

The following financial information summarizes the more complete historical financial information at the end of this prospectus.

                                                      As of May 31, 2012
                                                      ------------------
                                                           (Audited)
BALANCE SHEET
Total Assets                                               $ 21,598
Total Liabilities                                          $    325
Stockholders' Equity                                       $ 21,273

                                                  Period from December 20, 2011
                                                     (date of inception) to
                                                         May 31, 2012
                                                         ------------
                                                           (Audited)

STATEMENT OF OPERATIONS
Revenue                                                    $     --
Total Expenses                                             $    527
Net Loss                                                   $   (527)

                                  RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

IF WE DO NOT OBTAIN ADDITIONAL FINANCING, OUR BUSINESS WILL FAIL.

While at May 31, 2012, we had cash on hand of $ 21,598 we have accumulated a deficit of $527 in business organization and administrative expenses. At this rate, we expect that we will only be able to continue operations for one year without additional funding. We anticipate that additional funding will be needed for general administrative expenses and marketing costs. We have not generated any revenue from operations to date.

In order to expand our business operations, we anticipate that we will have to raise additional funding. If we are not able to raise the capital necessary to fund our business objectives, we may have to delay the implementation of our business plan.


Currently we do not have enough cash on hand to execute our business plan over the next 12 months, including development of our on-site analytical software product.


We do not currently have any arrangements for financing. Obtaining additional funding will be subject to a number of factors, including general market conditions, investor acceptance of our business plan and initial results from our business operations. These factors may impact the timing, amount, terms or conditions of additional financing available to us. The most likely source of future funds available to us is through the sale of additional shares of common stock or advances from our sole officer, director, and majority stockholder.

WE LACK AN OPERATING HISTORY AND HAVE NOT GENERATED ANY REVENUES OR PROFITS TO DATE. THERE IS NO ASSURANCE OUR FUTURE OPERATIONS WILL RESULT IN PROFITABLE OPERATIONS. IF WE CANNOT GENERATE SUFFICIENT REVENUES TO OPERATE PROFITABLY, WE MAY HAVE TO CEASE OPERATIONS.

We were incorporated in December 2011 and we have not started our proposed business operations or realized any revenues. We have no operating history upon which an evaluation of our future success or failure can be made. Our net loss since inception is $527 of which $202 is for bank charges and $325 is for organizational costs. Our ability to achieve and maintain profitability and positive cash flow is dependent upon our ability to earn profit by attracting enough clients who will use our services. We cannot guarantee that we will be successful in generating revenues and profit in the future. Failure to generate revenues and profit will cause us to suspend or cease operations.

BECAUSE OUR SOLE OFFICER AND DIRECTOR HAS OTHER BUSINESS INTERESTS, HE MAY NOT BE ABLE OR WILLING TO DEVOTE A SUFFICIENT AMOUNT OF TIME TO OUR BUSINESS OPERATIONS, CAUSING OUR BUSINESS TO FAIL.

Our sole officer and director, Alex Norton, will only be devoting limited time to our operations. Mr. Norton intends to devote 20% to 25% of his business time to our affairs. Because our sole officer and director will only be devoting limited time to our operations, our operations may be sporadic and occur at times which are convenient to them. As a result, operations may be periodically interrupted or suspended which could result in a lack of revenues and a possible cessation of operations. It is possible that the demands on Alex Norton from his other obligations could increase with the result that he would no longer be able to devote sufficient time to the management of our business. In addition, Mr. Norton may not possess sufficient time for our business if the demands of managing our business increase substantially beyond current levels.

BECAUSE WE HAVE ONLY ONE OFFICER AND DIRECTOR WHO MAY HAVE NOT ENOUGH EXPERIENCE AND FORMAL TRAINING IN FINANCIAL ACCOUNTING AND MANAGENENT, OUR BUSINESS HAS A HIGH RISK OF FAILURE.

We have only one officer and director. He has no formal training in financial accounting and management; however, he is responsible for our managerial and organizational structure, which will include preparation of disclosure and accounting controls. When the disclosure and accounting controls referred to above are implemented, he will be responsible for the administration of them. Should he not have sufficient experience, he may be incapable of creating and implementing the controls which may cause us to be subject to sanctions and fines by the SEC which ultimately could cause you to lose your investment. However, because of the small size of our expected operations, we believe that he will be able to monitor the controls he will have created and will be accurate in assembling and providing information to investors. In addition, Alex Norton has no professional training in any aspects of our business. As a result, he may not be able to recognize and take advantage of potential acquisition and exploration opportunities in the sector without the aid of qualified consultants. Consequently our operations, earnings and ultimate financial success may suffer irreparable harm as a result.

BECAUSE OUR CONTINUATION AS A GOING CONCERN IS IN DOUBT, WE WILL BE FORCED TO CEASE BUSINESS OPERATIONS UNLESS WE CAN GENERATE PROFITABLE OPERATIONS IN THE FUTURE.

We have incurred losses since our inception resulting in an accumulated deficit of $527 at May 31, 2012. Further losses are anticipated in the development of our business. As a result, there is substantial doubt about our ability to continue as a going concern. Our ability to continue as a going concern is dependent upon our ability to generate profitable operations in the future and/or to obtain the necessary financing to meet our obligations and repay our liabilities arising from normal business operations when they come due. We will require additional funds in order to provide proper service to our potential clients. At this time, we cannot assure investors that we will be able to obtain financing. If we are unable to raise needed financing, we will have to delay or abandon our business operations. If we cannot raise financing to meet our obligations, we will be insolvent and will be forced to cease our business operations.

BECAUSE OUR DIRECTOR OWNS 67% OF OUR ISSUED AND OUTSTANDING COMMON STOCK, HE CAN MAKE AND CONTROL CORPORATE DECISIONS THAT MAY BE DISADVANTAGEOUS TO MINORITY SHAREHOLDERS.

Our sole director, Alex Norton, owns approximately 67% of the outstanding shares of our common stock. Accordingly, he will have a significant influence in determining the outcome of all corporate transactions or other matters, including mergers, consolidations, and the sale of all or substantially all of our assets. He will also have the power to prevent or cause a change in control. The interests of our sole director may differ from the interests of the other stockholders and thus result in corporate decisions that are disadvantageous to other shareholders.

IF ALEX NORTON, OUR SOLE OFFICER AND DIRECTOR, SHOULD RESIGN OR DIE, WE WILL NOT HAVE A CHIEF EXECUTIVE OFFICER. THIS COULD RESULT IN OUR OPERATIONS SUSPENDING, AND YOU COULD LOSE YOUR INVESTMENT.

We depend on the services of our sole officer and director Alex Norton for the future success of our business. The loss of the services of Mr. Norton could have an adverse effect on our business, financial condition and results of operations. If he should resign or die we will not have a chief executive officer. If that should occur, until we find another person to act as our chief executive officer, our operations could be suspended. In that event it is possible you could lose your entire investment. We do not carry any key personnel life insurance policies on Mr. Norton and we do not have a contract for his services.

U.S. INVESTORS MAY EXPERIENCE DIFFICULTIES IN ATTEMPTING TO EFFECT SERVICE OF PROCESS AND TO ENFORCE JUDGMENTS BASED UPON U.S. FEDERAL SECURITIES LAWS AGAINST THE COMPANY AND ITS NON-U.S. RESIDENT OFFICER AND DIRECTOR.

While we are organized under the laws of State of Nevada, our sole officer and director is non-U.S. resident. Consequently, it may be difficult for investors to affect service of process on Mr. Norton in the United States and to enforce in the United States judgments obtained in United States courts against Mr. Norton based on the civil liability provisions of the United States securities laws. Since all our assets will be located outside of U.S., it may be difficult or impossible for U.S. investors to collect a judgment against us.

OUR BUSINESS CAN BE AFFECTED BY CURRENCY RATE FLUCTUATIONS AS WE MAY RECEIVE PAYMENTS AND INCUR EXPENSES IN FOREIGN CURRENCY.

We will receive some of our earnings in US currency. However, some of our clients may pay us in foreign currency. Also, as our operations are based in Canada, some of our expenses will be incurred in Canadian dollars. If we are not able to successfully protect ourselves against currency fluctuations, then our profits will also fluctuate and could cause us to be less profitable or incur losses, even if our business is doing well.

IF A MARKET FOR OUR COMMON STOCK DOES NOT DEVELOP, SHAREHOLDERS MAY BE UNABLE TO SELL THEIR SHARES.

There is currently no market for our common stock and we can provide no assurance that a market will develop. We plan to apply for listing of our common stock on the over the counter bulletin board upon the effectiveness of the registration statement, of which this prospectus forms a part. However, we can provide investors with no assurance that our shares will be traded on the bulletin board or, if traded, that a public market will materialize. If no market is ever developed for our shares, it will be difficult for shareholders to sell their stock. In such a case, shareholders may find that they are unable to achieve benefits from their investment.

OUR SHARES OF COMMON STOCK ARE SUBJECT TO THE "PENNY STOCK' RULES OF THE SECURITIES AND EXCHANGE COMMISSION AND THE TRADING MARKET IN OUR SECURITIES WILL BE LIMITED, WHICH WILL MAKE TRANSACTIONS IN OUR STOCK CUMBERSOME AND MAY REDUCE THE VALUE OF AN INVESTMENT IN OUR STOCK.

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in "penny stocks." Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system). Penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document prepared by the SEC, which specifies information about penny stocks and the nature and significance of risks of the penny stock market. A broker-dealer must also provide the customer with bid and offer quotations for the penny stock, the compensation of the broker-dealer, and sales person in the transaction, and monthly account statements indicating the market value of each penny stock held in the customer's account. In addition, the penny stock rules require that, prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for stock that becomes subject to those penny stock rules. If a trading market for our common stock develops, our common stock will probably become subject to the penny stock rules, and shareholders may have difficulty in selling their shares.

IF AND WHEN OUR SHARES OF COMMON STOCK COMMENCE TRADING ON THE OTC BULLETIN BOARD, THE TRADING PRICE MAY FLUCTUATE SIGNIFICANTLY AND STOCKHOLDERS MAY HAVE DIFFICULTY RESELLING THEIR SHARES.

As of the date of this Registration Statement, our common stock does not yet trade on the Over-the-Counter Bulletin Board. If our shares of common stock commence trading on the Bulletin Board, there is a volatility associated with Bulletin Board securities in general and the value of your investment could decline due to the impact of any of the following factors upon the market price of our common stock: (i) disappointing results from our development efforts;
(ii) failure to meet our revenue or profit goals or operating budget; (iii) decline in demand for our common stock; (iv) downward revisions in securities analysts' estimates or changes in general market conditions; (v) technological innovations by competitors or in competing technologies; (vi) lack of funding generated for operations; (vii) investor perception of our industry or our prospects; and (viii) general economic trends.

ANY ADDITIONAL FUNDING WE ARRANGE THROUGH THE SALE OF OUR COMMON STOCK WILL RESULT IN DILUTION TO EXISTING SHAREHOLDERS.

We must raise additional capital in order for our business plan to succeed. Our most likely source of additional capital will be through the sale of additional shares of common stock. Such stock issuances will cause stockholders' interests in our company to be diluted. Such dilution will negatively affect the value of investors' shares.

WE DO NOT EXPECT TO PAY DIVIDENDS IN THE FORESEEBLE FUTURE.

We have never paid any dividends on our common stock. We do not expect to pay cash dividends on our common stock at any time in the foreseeable future. The future payment of dividends directly depends upon our future earnings, capital requirements, financial requirements and other factors that our board of directors will consider. Since we do not anticipate paying cash dividends on our common stock, a return on your investment, if any, will depend solely on an increase, if any, in the market value of our common stock.

WE ARE AN "EMERGING GROWTH COMPANY" AND WE CANNOT BE CERTAIN IF THE REDUCED DISCLOSURE REQUIREMENTS APPLICABLE TO EMERGING GROWTH COMPANIES WILL MAKE OUR COMMON STOCK LESS ATTRACTIVE TO INVESTORS.

We are an "emerging growth company," as defined in the Jumpstart our Business Startups Act of 2012, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our common stock less attractive because we will rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

Under the Jumpstart Our Business Startups Act, "emerging growth companies" can delay adopting new or revised accounting standards until such time as those standards apply to private companies. We have irrevocably elected not to avail ourselves to this exemption from new or revised accounting standards and, therefore, we will be subject to the same new or revised accounting standards as other public companies that are not "emerging growth companies."


We will also cease to be an "emerging growth company" if your total annual gross revenue exceeds $1 billion or we issue more than $ 1 billion in non-convertible debt in three years.


WE INCUR COSTS ASSOCIATED WITH SEC REPORTING COMPLIANCE, WHICH MAY SIGNIFICANTLY AFFECT OUR FINANCIAL CONDITION.


We incur certain costs of compliance with applicable SEC reporting rules and regulations including, but not limited to attorneys fees, accounting and auditing fees, other professional fees, financial printing costs and Sarbanes-Oxley compliance costs in an amount estimated at approximately $25,000 per year. On balance, the Company determined that the incurrence of such costs and expenses was preferable to the Company being in a position where it had very limited access to additional capital funding.

However, for as long as we remain an "emerging growth company" as defined in the Jumpstart Our Business Startups Act of 2012, we intend to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not "emerging growth companies" including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We intend to take advantage of these reporting exemptions until we are no longer an "emerging growth company."

We will remain an "emerging growth company" for up to five years, although if the market value of our common stock that is held by non-affiliates exceeds $700 million as of any June 30 before that time, we would cease to be an "emerging growth company" as of the following .

After, and if ever, we are no longer an "emerging growth company," we expect to incur significant additional expenses and devote substantial management effort toward ensuring compliance with those requirements applicable to companies that are not "emerging growth companies," including Section 404 of the Sarbanes-Oxley Act.


WE MAY HAVE POTENTIAL IMPACT OF "DO NOT TRACK" LEGISLATION ON OUR PROPOSED BUSISS OPERATIONS.

Even though the United States has not yet adopted "Do Not Track" legislation, various proposals being discussed would restrict internet companies from collecting and selling data relating to consumer behavior on the internet. Thus, it appears that this potential legislation could affect our proposed products, including our On-site WebState analytical software designed to capture customer's behavior and customer's feedback on the visited Web Sites.


ANTI-TAKEOVER EFFECTS OF CERTAIN PROVISIONS OF NEVADA STATE LAW HINDER A POTENTIAL TAKEOVER OF THE COMPANY.

Though not now, we may be or in the future we may become subject to Nevada's control share law. A corporation is subject to Nevada's control share law if it has more than 200 stockholders, at least 100 of whom are stockholders of record and residents of Nevada, and it does business in Nevada or through an affiliated corporation. The law focuses on the acquisition of a "controlling interest" which means the ownership of outstanding voting shares sufficient, but for the control share law, to enable the acquiring person to exercise the following proportions of the voting power of the corporation in the election of directors:

(i) one-fifth or more but less than one-third, (ii) one-third or more but less than a majority, or (iii) a majority or more. The ability to exercise such voting power may be direct or indirect, as well as individual or in association with others.

The effect of the control share law is that the acquiring person, and those acting in association with it, obtains only such voting rights in the control shares as are conferred by a resolution of the stockholders of the corporation, approved at a special or annual meeting of stockholders. The control share law contemplates that voting rights will be considered only once by the other stockholders. Thus, there is no authority to strip voting rights from the control shares of an acquiring person once those rights have been approved. If the stockholders do not grant voting rights to the control shares acquired by an acquiring person, those shares do not become permanent non-voting shares. The acquiring person is free to sell its shares to others. If the buyers of those shares themselves do not acquire a controlling interest, their shares do not become governed by the control share law.

If control shares are accorded full voting rights and the acquiring person has acquired control shares with a majority or more of the voting power, any stockholder of record, other than an acquiring person, who has not voted in favor of approval of voting rights is entitled to demand fair value for such stockholder's shares.

Nevada's control share law may have the effect of discouraging takeovers of the corporation.

In addition to the control share law, Nevada has a business combination law which prohibits certain business combinations between Nevada corporations and "interested stockholders" for three years after the "interested stockholder" first becomes an "interested stockholder," unless the corporation's board of directors approves the combination in advance. For purposes of Nevada law, an "interested stockholder" is any person who is (i) the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the outstanding voting shares of the corporation, or (ii) an affiliate or associate of the corporation and at any time within the three previous years was the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the then outstanding shares of the corporation. The definition of the term "business combination" is sufficiently broad to cover virtually any kind of transaction that would allow a potential acquiror to use the corporation's assets to finance the acquisition or otherwise to benefit its own interests rather than the interests of the corporation and its other stockholders.

The effect of Nevada's business combination law is to potentially discourage parties interested in taking control of us from doing so if it cannot obtain the approval of our board of directors.


OUR BUSINESS IS AFFECTED BY SOFTWARE RELATED PROBLEMS SUCH AS PROGRAM BUGS AND CHASHES.

Because our business is related to software development industry we can be affected by software related problems, such as unforeseen program bugs and crashes. Our proposed business operation can be affected by internet glitches and discrepancies of different operating systems and browsers that our clients may use. For an example, users of Mini Opera browser may have not be able to fully integrated to our service.


WE HAVE NO EXPERIENCE AS A PUBLIC COMPANY.

We have never operated as a public company. We have no experience in complying with the various rules and regulations, which are required of a public company. As a result, we may not be able to operate successfully as a public company, even if our operations are successful. We plan to comply with all of the various rules and regulations, which are required of a public company. However, if we cannot operate successfully as a public company, your investment may be adversely affected. Our inability to operate as a public company could be the basis of your losing your entire investment in us.

                           FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risks and uncertainties. We use words such as anticipate, believe, plan, expect, future, intend and similar expressions to identify such forward-looking statements. You should not place too much reliance on these forward-looking statements. Our actual results are most likely to differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us described in the "Risk Factors" section and elsewhere in this prospectus.

                                 USE OF PROCEEDS

We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling shareholders.

                         DETERMINATION OF OFFERING PRICE

The selling shareholders will sell our shares at $0.03 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. We determined this offering price arbitrarily, by adding a $0.01 premium to the last sale price of our common stock to investors. There is no assurance of when, if ever, our stock will be listed on an exchange.

                                    DILUTION

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders.

                              SELLING SHAREHOLDERS

The selling shareholders named in this prospectus are offering all of the 1,480,000 shares of common stock offered through this prospectus. These shares were acquired from us in private placements that were exempt from registration provided under Regulation S of the Securities Act of 1933. All shares were acquired outside of the United States by non-U.S. persons. The shares include the following:

1,480,000 shares of our common stock that the selling shareholders acquired from us in an offering that was exempt from registration under Regulation S of the Securities Act of 1933 that was completed on February 9, 2012.

The following table provides as of the date of this prospectus, information regarding the beneficial ownership of our common stock held by each of the selling shareholders, including:

     1.   the number of shares owned by each prior to this offering;

     2.   the total number of shares that are to be offered for each;

     3. the total number of shares that will be owned by each upon completion of the offering; and

     4.   the percentage owned by each upon completion of the offering.

                                             Total Number Of
                                              Shares To Be
                                              Offered For          Total Shares to         Percentage of
                            Shares Owned        Selling             Be Owned Upon        Shares owned Upon
    Name Of                 Prior To This     Shareholders       Completion of This     Completion of This
Selling Shareholder           Offering          Account               Offering               Offering
-------------------           --------          -------               --------               --------
KSENIA TOMSKAIA                60,000           60,000                   Nil                    Nil
ILIA TOMSKI                    60,000           60,000                   Nil                    Nil
BORIS AKSMAN                   60,000           60,000                   Nil                    Nil
INNA AKSMAN                    60,000           60,000                   Nil                    Nil
SERGUEI FENEV                  60,000           60,000                   Nil                    Nil
TATIANA FENEVA                 60,000           60,000                   Nil                    Nil
MARIA TOMSKAIA                 60,000           60,000                   Nil                    Nil
MAXIM KOUDACHKINE              60,000           60,000                   Nil                    Nil
TATIANA KOUDACHKINE            60,000           60,000                   Nil                    Nil
TAMARA BEREZOVSKY              60,000           60,000                   Nil                    Nil
VITALI KOUDACHKINE             60,000           60,000                   Nil                    Nil
VALERIAN GOUMBERIDZE           60,000           60,000                   Nil                    Nil
ELENA GOUMBERIDZE              60,000           60,000                   Nil                    Nil
VLADISLAV GOUMBERIDZE          60,000           60,000                   Nil                    Nil
VALENTINA GOUMBERIDZE          60,000           60,000                   Nil                    Nil
ALEXANDER BER                  60,000           60,000                   Nil                    Nil
VLADIMIR KOLOSSOVSKI           60,000           60,000                   Nil                    Nil
MARINA KONEVETSKY              60,000           60,000                   Nil                    Nil
ANNA URBANSKA                  50,000           50,000                   Nil                    Nil
VICTOR SOUTYRINE               50,000           50,000                   Nil                    Nil
TATIANA SHULMAN                50,000           50,000                   Nil                    Nil
EVGENIA GONIKMAN               50,000           50,000                   Nil                    Nil
ANNA PROKOFEVA                 50,000           50,000                   Nil                    Nil
RICCARDO GONCALVES             50,000           50,000                   Nil                    Nil
KYLE RAATS                     50,000           50,000                   Nil                    Nil
EKATERINA RAATS                50,000           50,000                   Nil                    Nil

The named party beneficially owns and has sole voting and investment power over all shares or rights to these shares. The numbers in this table assume that none of the selling shareholders sells shares of common stock not being offered in this prospectus or purchases additional shares of common stock, and assumes that all shares offered are sold. The percentages are based on 4,480,000 shares of common stock issued and outstanding on the date of this prospectus.

None of the selling shareholders:

     1. has had a material relationship with us other than as a shareholder at any time within the past three years;

     2.   has ever been one of our officers or directors;

     3.   is a broker-dealer; or a broker-dealer's affiliate.

                              PLAN OF DISTRIBUTION

The selling shareholders may sell some or all of their common stock in one or more transactions, including block transactions. There are no arrangements, agreements or understandings with respect to the sale of these securities.

The selling shareholders will sell our shares at a fixed price $0.03 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. We determined this offering price arbitrarily.
 There is no assurance of when, if ever, our stock will be listed on an exchange or quotation system.

The shares may also be sold in compliance with the Securities and Exchange Commission's Rule 144, when eligible.

If applicable, the selling shareholders may distribute shares to one or more investors who are unaffiliated with us. Such partners may, in turn, distribute such shares as described above. If these shares being registered for resale are transferred from the named selling shareholders and the new shareholders wish to rely on the prospectus to resell these shares, then we must first file a prospectus supplement naming these individuals as selling shareholders and providing the information required concerning the identity of each selling shareholder and his or her relationship to us. There is no agreement or understanding between the selling shareholders and any investors with respect to the distribution of the shares being registered for resale pursuant to this registration statement.

We can provide no assurance that all or any of the common stock offered will be sold by the selling shareholders.

We are bearing all costs relating to the registration of the common stock. The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

The selling shareholders must comply with the requirements of the Securities Act and the Securities Exchange Act in the offer and sale of the common stock. In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

     1. Not engage in any stabilization activities in connection with our common stock;

     2. Furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and

     3. Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Securities Exchange Act.

The Securities and Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Commission, which contains:

     a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;

     a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties or other requirements;

     a brief, clear, narrative description of a dealer market, including "bid" and "ask" prices for penny stocks and the significance of the spread between the bid and ask price;

     a toll-free telephone number for inquiries on disciplinary actions;

     a definition of significant terms in the disclosure document or in the conduct of trading penny stocks; and such other information and is in such form (including language, type, size, and format) as the Commission shall require by rule or regulation.

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer with:

     bid  and offer quotations for the penny stock;

     the compensation of the broker-dealer and its salesperson in the transaction;

     the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and

     monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling those securities.

                            DESCRIPTION OF SECURITIES

GENERAL

Our authorized capital stock consists of 75,000,000 shares of common stock at a par value of $0.001 per share.

COMMON STOCK

As of May 31, 2012, there were 4,480,000 shares of our common stock issued and outstanding that is held by 27 stockholders of record.

Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. Holders of our common stock representing a majority of the voting power of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our articles of incorporation.

Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

PREFERRED STOCK

We do not have an authorized class of preferred stock.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

SHARE PURCHASE WARRANTS

We have not issued and do not have any outstanding warrants to purchase shares of our common stock.

OPTIONS

We have not issued and do not have any outstanding options to purchase shares of our common stock.

CONVERTIBLE SECURITIES

We have not issued and do not have any outstanding securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

                     INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, an interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Law Offices of Thomas E. Puzzo, PLLC has provided an opinion on the validity of our common stock.

The financial statements included in this prospectus and the registration statement have been audited by D. Brooks and Associates CPA's, P.A., to the extent and for the periods set forth in their report appearing elsewhere in this document and in the registration statement filed with the SEC, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

                             DESCRIPTION OF BUSINESS

PRODUCTS/SERVICES

We will offer our clients an On-site WebState analytical tool which will allow clients to perform web analytics including measurement, collection, analysis and reporting of internet data for purposes of optimizing and improving of web usage by potential customers.

Currently there are two categories of WebState analytics; Off-site and On-site.

Off-site web analytics refers to web measurement and analysis regardless of whether you own or maintain a website. It includes the measurement of a website's potential audience (opportunity), share of voice (visibility), and buzz (comments) that is happening on the Internet as a whole.

On-site web analytics measure a visitor's journey once on a specific website. This includes its drivers and conversions; for example, which landing pages encourage people to make a purchase. In online marketing a landing page is a single web page that appears in response to clicking on an advertisement. The landing page will usually display directed sales copy that is a logical extension of the advertisement or link.

Our On-site web analytical tool measures and collects data of the performance of a clients' website in terms of a commercial context. This data is compared against key performance indicators for performance, and used to improve the client's web site.

Our analytical tool includes a small program - applet, that is embedded in our client's website to collect several parameters like traffic, stay time (the time a visitor spend looking at one page), number of clicks, number of returns to the same page, number of returns to the website, an active sales per 1,000 visits. Also the visitor will be able to provide structural and free form feedback on each page of the website. The small and not intrusive applet embedded on all pages of our client's website will provide the means for sending the feedback to the Amperico database for WebState analytics and anonymous storage.

Information then will be analyzed, compared to the other websites in term of commercial context and a report with recommendations will be generated and sent back to the website owner. The report will contain an area of required improvements and recommendations based on the visitors' feedback. By following our recommendations clients' websites will get more visibility, traffic and eventually will lead to more sales.


Currently we do not have this database; at this point it is a technical proposal.

We're planning to build and host the database by ourselves and use 3rd party for backup.


MARKETING OUR SERVICES

Our plan in the next 12 months is to advertise our services on the Internet as well as by sending out regular e-letters and special promotions to our new and existing clients.

We also plan referral agreements with various Internet analyzing companies in order to generate an additional revenue.

CONTRACT FOR WEBPAGE ANALYTICAL SERVICES

We have executed a Contract for WebPage Analytical Services with Telvid Inc based in Thornhill, ON, Canada (www.frbo.ca "Telvid"). Telvid specializes in rental property advertisement and owns a network of several hundreds websites. Under the terms of the agreement we will provide Telvid a Website Feedback Applet to be integrated with applet ID for each Webpage where the applet is installed. We will send monthly report of customer feedback to the Telvid at the end of each calendar month. Other material terms of the agreement are as follows:

     1. Telvid shall pay us a monthly fee $ 0.99 USD per webpage where the applet is installed.

     2.   Payment is due within 30 days since invoice issue date.

     3.   The applet is a property of the Amperico.

     4. All knowledge and information acquired during the term of this Contract with respect to the business and products of the client will be treated by Amperico as confidential until and unless stipulated by Tlvid.

     5. This contract can be modified orally or in writing by agreement of both parties.

     6. Either party may terminate this contract by giving a 30 days' notice in writing.

     7.   Contract is in effect since March 24, 2012.


We have not delivered any services or products to Telvid to date.


WEBSITE MARKETING STRATEGY

We plan to develop a website to market and display our services. To accomplish this, we plan to contract an independent web designing company. Our website will describe our services in detail, show our contact information, and include some general information and description of our services.

We intend to promote our website by displaying it on our business cards. We intend to attract traffic to our website by a variety of online marketing tactics such as registering with top search engines and advertising on related websites.

REVENUE

There are several ways how the company will generate its profit.

REVENUE FROM DIRECT SALES OF THE SERVICE TO THE WEBSITE OWNERS

Direct sales of the services to the Website owners will be a primary source of the company revenue.

Special information collecting applets will be sold to website owners who desire to increase web traffic and improve web site appearance.

There are three versions of the applet: Basic, Professional and Enterprise--depending on the needs of the customer.

The selling price of the basic version is $0.99 USD per web page per month

Basic version includes visitor activity statistics, page navigation tracing, number of clicks and mouse movement topography.

The selling price of the Professional version is $2.99 USD per page per month.

Professional version includes all features of the basic version plus visitor feedback.

The selling price of the Enterprise version is $14.99 USD per page per month.

Professional version includes all features of the professional version plus analysis of the traffic including geographical locations of the customers.

Also comparison repost with other similar website will be issued monthly.

REFERRAL COMMISSIONS REVENUE

Referral commissions will be the secondary source of the revenue.

Some perspective customers, who wish to use services of other providers, will be referred to those companies. The company receiving the referral will pay a commission to Amperico Corp. for each referral and additional fees if a customer actually subscribes to their services. The commission may range from 5% to 10% of the total amount paid by the customer.

WEB ADVERTISING REVENUE

Web advertising will be an additional source of Company revenue.

The basic applet will contain a certain amount of space allocated for advertising.


The applet works on a background gathering information about user actions on the specific web page and normally not visible to the public until feedback button is clicked. Once it is clicked the applet becomes visible with the several feedback options. The frame (bezel) of the applet has space for small advertisements.

The applet size is about a quarter of the whole screen. It has two buttons:
"Send feedback" and "Cancel" by clicking "Cancel" button the applet window becomes closed.


This space may be sold according to the current market price for similar products.

COMPETITION


The On-site WebState analytical service market is highly competitive. We expect competition to continue to intensify in the future. Our major competitors include companies with substantial customer bases and working history. They are Google, Adobe, Mixpanel, Unilytics and the like.

Google offers number of web analytical tools: Analysis Tools; Content Analytics; Social Analytics; Mobile Analytics; Conversion Analytics; Advertising Analytics.

Adobe offers Adobe SiteCatalyst Real-time, high-performance analytics and reporting. This tool provides marketers with actionable, real-time web analytics intelligence about digital strategies and marketing initiatives.

Mixpanel provides mobile analytics and special tools to analyze the data.

Unilytics provides a package for Web Analytics and Optimization Solutions.


There can be no assurance that we can obtain and maintain a competitive position against current or future competitors, particularly those with greater financial, marketing, service, support, technical and other resources. Our failure to obtain and maintain a competitive position within the market could have a material adverse effect on our business, financial condition and results of operations. There can be no assurance that we will be able to compete successfully against current and future competitors, and competitive pressures faced by us may have a material adverse effect on our business, financial condition and results of operations.

INSURANCE

We do not maintain any insurance and do not intend to maintain insurance in the future. Because we do not have any insurance, if we are made a party of a products liability action, we may not have sufficient funds to defend the litigation. If that occurs a judgment could be rendered against us that could cause us to cease operations.

EMPLOYEES; IDENTIFICATION OF CERTAIN SIGNIFICANT EMPLOYEES

We are a development stage company and currently have no employees, other than our sole officer. We intend to hire employees on an as needed basis.

OFFICES

Our offices are located at 42 Rockwood Crescent, Thornhill, ON, L4J 7T2, Canada. Our telephone number is (416) 273 6501. This is the office of our President, Alex Norton. We do not pay any rent to Mr. Norton and there is no agreement to pay any rent in the future. Upon the completion of our offering, we intend to establish an office elsewhere. As of the date of this prospectus, we have not sought or selected a new office sight.

EMPLOYEES

We are a development stage company and we have no employees as of the date of this prospectus, other than our sole officer and director.

RESEARCH AND DEVELOPMENT EXPENDITURES

We have not incurred any research or development expenditures since our incorporation.

SUBSIDIARIES

We do not have any subsidiaries.

PATENTS AND TRADEMARKS

We do not own, either legally or beneficially, any patents or trademarks.

                                LEGAL PROCEEDINGS

We are not currently a party to any legal proceedings. Our address for service of process in Nevada is 2360 Corporate Circle STE 400, Henderson, Nevada 89074-7722.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

NO PUBLIC MARKET FOR COMMON STOCK

There is presently no public market for our common stock. We anticipate applying for trading of our common stock on the over the counter bulletin board upon the effectiveness of the registration statement of which this prospectus forms a part. However, we can provide no assurance that our shares will be traded on the bulletin board or, if traded, that a public market will materialize.

STOCKHOLDERS OF OUR COMMON SHARES

As of the date of this registration statement, we have 27 registered shareholders.

RULE 144 SHARES

A total of 3,000,000 shares of our common stock are available for resale to the public in accordance with the volume and trading limitations of Rule 144 of the Act. The SEC has adopted amendments to Rule 144, which became effective on February 15, 2008 and applies to securities acquired both before and after that date. Under these amendments, a person who has beneficially owned restricted shares of our common stock for at least six months is entitled to sell their securities PROVIDED that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding the sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale.

Persons who have beneficially owned restricted shares of our common stock for at least six months but who are our affiliates at the time of, or at any time during the three months preceding the sale, are subject to additional restrictions. Such person is entitled to sell within any three-month period only a number of securities that does not exceed the greater of either of the following:

     * 1% of the total number of securities of the same class then outstanding, which will equal 47,900 shares as of the date of this prospectus; or
     * the average weekly trading volume of such securities during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale;

PROVIDED, in each case, that we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale.

Such sales must also comply with the manner of sale and notice provisions of Rule 144.

As of the date of this prospectus, persons who are our affiliates hold all of the 2,000,000 shares that may be sold pursuant to Rule 144.

STOCK OPTION GRANTS

To date, we have not granted any stock options.

REGISTRATION RIGHTS

We have not granted registration rights to the selling shareholders or to any other persons.

DIVIDENDS

There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends. The Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

     1 we would not be able to pay our debts as they become due in the usual course of business; or

     2. our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends, and we do not plan to declare any dividends in the foreseeable future.

                               PLAN OF OPERATION

We will rely on our president's educational background and work experience in the software design industry to service our clients and develop our business. As our business expands, we may hire additional representatives and analytical consultants. Below are the main steps and milestones the company plans for this fiscal year.

                   STEP BY STEP COST OF OPERATION (US DOLLARS)


Aug-Sep 2012   Register domain name and begin to develop company's website.               $   200
               Create a database of potential clients                                     $   200
               Begin to Deveop Project plan. Purchase Microsoft Project Software          $   356

                    The expected cost for this step is:                                   $   756     $   756

Oct-Nov 2012   Begin meeting prospective clients and negotiating referral agreements.
               Costs include telephone and travel expenses.                               $   600
               Begin advertising campaign. Printing, fliers. Placing online adds.
               Advertising will be an ongoing activity throughout the lifetime of
               our operations.                                                            $ 1,000
               Complete project plan                                                      $   200
               Collect business requirements                                              $   200

                    The expected cost for this step is:                                   $ 2,000     $ 2,000

Dec-Jan 2012-  Attract new clients and continue executing agreements with existing
2013           clients. Costs include telephone and travel expenses.                      $   600
               Launch our website.                                                        $   300
               High Level System design using Microsoft Project                           $   700
               Detailed System design by components.                                      $ 1,000

                    The expected cost for this step is:                                   $ 2,600     $ 2,600

Feb-Mar 2012   Continue improving/updating website                                        $   200
               Develop and set up additional programs for analytical process to
               expand the range of analytical services offered.                           $ 1,500
               Developing simplified POC (Proof Of Concept) System                        $ 1,000

                    The expected cost for this step is:                                   $ 2,700     $ 2,700

Apr-May 2013   Hire 1-2 analytical service consultants to help us serve our clients.
               The number of consultants will depend on our level of business activity.
               Their salary will be commission based.                                     $     0
               Testing POC System                                                         $   300
               Developing full System by Components                                       $ 1,500

                    The expected cost for this step is:                                   $ 1,800     $ 1,800

Jun-Jul 2013   Continue to advertise our business.                                        $   500
               Continue to expand client's database.                                      $     0
               QA (Quality Assurance) Testing, Packaging, Delivering to production        $   600

                       The expected cost for this step is:                                $ 1,100     $ 1,100

                       Subtotal for all steps is:                                                     $10,956     $10,956

               General administrative costs: office electronics and utilities, network
               technical assistance and computer maintenance work                                                 $ 8,500

                       Total:                                                                         $19,456     $19,456

               Professional fees, including fees payable in connection with the filing
               of this registration statement and complying with reporting obligations.                           $10,000
                                                                                                                  -------

                    Grand Total:                                                                                  $29,456
                                                                                                                  =======

The total cost of operation is: $29,456.

We have $14,285 available and we still have deficit of $15,171.

Based on our current operating plan, we do not expect to generate revenue that is sufficient to cover our expenses for the next 12 months. In addition, we do not have sufficient cash and cash equivalents to execute our operations and will need to obtain additional financing to operate our business for the next 12 months. Additional financing, whether through public or private equity or debt financing, arrangements with the security holder or other sources to fund operations, may not be available, or if available, may be on terms unacceptable to us. Our ability to maintain sufficient liquidity is dependent on our ability to raise additional capital. If we issue additional equity securities to raise funds, the ownership percentage of our existing security holder would be reduced. New investors may demand rights, preferences or privileges senior to those of existing holders of our common stock. Debt incurred by us would be senior to equity in the ability of debt holders to make claims on our assets. The terms of any debt issued could impose restrictions on our operations. If adequate funds are not available to satisfy either short or long-term capital requirements, our operations and liquidity could be materially adversely affected and we could be forced to cease operations. At the present time, we have not received any confirmation from any party of their willingness to loan or invest funds to the company but will seek funding advances from sources such as our sole officer and director or from the sale of our common stock.

Currently the Company does not employ any employees, however as the Company grows, it plans to employ additional employees, as required.

If we cannot generate sufficient revenues to continue operations, we may be forced to suspend or cease operations.

RESULTS OF OPERATIONS FOR PERIOD ENDING MAY 31, 2012

We did not earn any revenues from our incorporation on December 20, 2011 to May 31, 2012. We incurred operating expenses in the amount of $527 for the period from our inception on December 20, 2011 to May 31, 2012. These operating expenses were comprised of incorporation expenses of $325 and bank charges of $202.

We have not attained profitable operations and are dependent upon obtaining financing to pursue activities. For these reasons, there is substantial doubt that we will be able to continue as a going concern.

                  CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

We have had no changes in or disagreements with our accountants.

                             AVAILABLE INFORMATION

We have filed a registration statement on Form S-1 under the Securities Act of 1933 with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus. This prospectus is filed as a part of that registration statement, but does not contain all of the information contained in the registration statement and exhibits.
 Statements made in the registration statement are summaries of the material terms of the referenced contracts, agreements or documents of the company. We refer you to our registration statement and each exhibit attached to it for a more detailed description of matters involving the company, and the statements we have made in this prospectus are qualified in their entirety by reference to these additional materials. You may inspect the registration statement, exhibits and schedules filed with the Securities and Exchange Commission at the Commission's principal office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 100 F Street NE, Washington, D.C. 20549. D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms.

The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission. Our registration statement and the referenced exhibits can also be found on this site.

          DIRECTORS, EXECUTIVE OFFICER, PROMOTERS AND CONTROL PERSONS

Our executive officer and director and his age as of the date of this prospectus is as follows:

DIRECTOR:

Name of Director                     Age
----------------                     ---

Alex Norton                          55

EXECUTIVE OFFICER:

Name of Officer                      Age                Office
---------------                      ---                ------

Alex Norton                          55    President, Chief Executive Officer,
                                           Secretary, Treasurer, Chief Financial
                                           Officer and Chief Accounting Officer

BIOGRAPHICAL INFORMATION


Set forth below as a brief background and business experience description of our President for the last ten years. Since our inception on December 20, 2011, Alex Norton has been our President, Chief Executive Officer, Secretary, Treasurer, and Chief Financial Officer.


From 2000 to present his practical work and background has been closely tightened with software consulting work for IT companies (Sybertek Dallas, TX; Sprint Kansas city, MO) and financial institutions in The USA (Pacific Life, NY
Life) and Canada. He has been leading multiple large software projects.

In 2009 Mr. Norton completed a Project Management program at Ryerson University of Toronto, Canada.


Alex Norton holds a bachelor degree in computer science and economics from University of Economics and Law, Irkutsk, Russia.

Our sole officer and director has strong background in software development and management. He is certified Project Manager Professional (PMP) with over 20 years of IT experience. Currently hi is a team leader and is managing system analysis and software development and we believe that qualifies him as an expert in software development industry.

Mr. Norton has not been a member of the board of directors of any corporations during the last ten years. During the past ten years, Mr. Norton has not been the subject to any of the following events:


     1. Any bankruptcy petition filed by or against any business of which Mr. Norton was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time.

     2. Any conviction in a criminal proceeding or being subject to a pending criminal proceeding.

     3. An order, judgment, or decree, not subsequently reversed, suspended or vacated, or any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting Mr. Norton's involvement in any type of business, securities or banking activities.

     4. Found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Future Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

TERM OF OFFICE

Our sole officer and director is appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws.

SIGNIFICANT EMPLOYEES

We have no significant employees other than our officer and director.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

The table below summarizes all compensation awarded to, earned by, or paid to our executive officer by any person for all services rendered in all capacities to us for the fiscal period from our incorporation on December 20, 2011 to May 31, 2012 (our fiscal year end) and subsequent thereto to the date of this prospectus.

                           SUMMARY COMPENSATION TABLE

                                                                                   Change in
                                                                                    Pension
                                                                                   Value and
                                                                  Non-Equity      Nonqualified
 Name and                                                         Incentive         Deferred
 Principal                                  Stock      Option        Plan         Compensation    All Other
 Position       Year  Salary($)  Bonus($)  Awards($)  Awards($)  Compensation($)   Earnings($)  Compensation($)  Totals($)
 --------       ----  ---------  --------  ---------  ---------  ---------------   -----------  ---------------  ---------
Alex Norton     2012    None       None      None        None         None             None          None           None
President, CEO,
CFO, Secretary,
Treasurer,
Chief Accounting
Officer, and
director

STOCK OPTION GRANTS

We have not granted any stock options to our executive officer since our inception.

CONSULTING AGREEMENTS

We do not have an employment or consulting agreement with Alex Norton. We do not pay him for acting as a director or officer.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table provides the names and addresses of each person known to us to own more than 5% of our outstanding common stock as of the date of this prospectus, and by our sole officers and director, individually at May 31, 2012. Except as otherwise indicated, all shares are owned directly.

                                                       Amount of
Title of             Name and address                  beneficial       Percent
 Class             of beneficial owner                 ownership        of class
 -----             -------------------                 ---------        --------
Common       Alex Norton                               3,000,000           67%
Stock        President, Chief Executive Officer,
             Chief Financial Officer, Secretary,
             Treasurer, Chief Accounting Officer
             and Director
             42 Rockwood Crescent
             Thornhill, ON, L4J 7T2, Canada

The percent of class is based on 4,480,000 shares of common stock issued and outstanding as of the date of this prospectus.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

None of the following parties has, since our date of incorporation, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us:

     *    Any of our directors or officers;
     *    Any person proposed as a nominee for election as a director;
     * Any person who beneficially owns, directly or indirectly, shares carrying more than 5% of the voting rights attached to our outstanding shares of common stock;
     *    Our sole promoter, Alex Norton;
     * Any relative or spouse of any of the foregoing persons who has the same house as such person;
     * Immediate family members of directors, director nominees, executive officers and owners of 5% or more of our common stock.

              DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION
                         FOR SECURITIES ACT LIABILITIES

Our sole officer and director is indemnified as provided by the Nevada Revised Statutes and our Bylaws. We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to court of appropriate jurisdiction. We will then be governed by the court's decision.

                                 AMPERICO CORP.

                          (A DEVELOPMENT STAGE COMPANY)

                                TABLE OF CONTENTS

                                  MAY 31, 2012

Report of Independent Registered Public Accounting Firm                      F-1

Balance Sheet as of May 31, 2012                                             F-2

Statement of Operations for the Period from December 20, 2011
(Date of Inception) to May 31, 2012                                          F-3

Statement of Stockholders' Equity for the Period from December 20, 2011
(Date of Inception) to May 31, 2012                                          F-4

Statement of Cash Flows for the Period from December 20, 2011
(Date of Inception) to May 31, 2012                                          F-5

Notes to the Financial Statements                                            F-6

                      D. Brooks and Associates CPA's, P.A.
           Certified Public Accountants * Valuation Analyst * Advisors


             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and
Stockholder of Amperico Corp.
(A Development Stage Company)

We have audited the accompanying balance sheet of Amperico Corp. (A Development Stage Company) as of May 31, 2012, and the related statements of operations, stockholders' equity, and cash flows for the period from December 20, 2011 (Inception) through May 31, 2012. Amperico Corp.'s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

We were not engaged to examine management's assertion about the effectiveness of Amperico Corp.'s internal control over financial reporting as of May 31, 2012 and, accordingly, we do not express an opinion thereon.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Amperico Corp. (A Development Stage Company) as of May 31, 2012, and the results of its operations and cash flows for the period from December 20, 2011 (Inception) through May 31, 2012 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 6 to the financial statements, the Company is in the development stage, and has not established any source of revenue to cover its operating costs. As such, it has incurred an operating loss since inception. Further, as of as May 31, 2012, the cash resources of the Company were insufficient to meet its planned business objectives. These and other factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plan regarding these matters is also described in Note 6 to the financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/ D. Brooks and Associates CPA's, P.A
------------------------------------------------
D. Brooks and Associates CPA's, P.A
West Palm Beach, FL
July 11, 2012


           D. Brooks and Associates CPA's, P.A. 8918 Marlamoor Lane, West Palm Beach, FL 33412 - (954) 592-2507

                                 AMPERICO CORP.
                          (A DEVELOPMENT STAGE COMPANY)
                                  BALANCE SHEET
                               AS OF MAY 31, 2012

                                     ASSETS
Current Assets:
  Cash and cash equivalents                                            $ 21,598
                                                                       --------

Total Current Assets                                                   $ 21,598
                                                                       ========

                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
  Loan from director                                                   $    325
                                                                       --------

Total Current Liabilities                                                   325
                                                                       --------
Stockholders' Equity:
  Common stock, par value $0.001; 75,000,000 shares authorized;
   4,480,000 shares issued and outstanding                                4,480
  Additional paid in capital                                             17,320
  Deficit accumulated during the development stage                         (527)
                                                                       --------

Total Stockholders' Equity                                               21,273
                                                                       --------

Total Liabilities and Stockholders' Equity                             $ 21,598
                                                                       ========


                 See accompanying notes to financial statements.

                                 AMPERICO CORP.
                          (A DEVELOPMENT STAGE COMPANY)
                             STATEMENT OF OPERATIONS
        FOR THE PERIOD FROM DECEMBER 20, 2011 (INCEPTION) TO MAY 31, 2012


REVENUES                                                            $        0
                                                                    ----------
OPERATING EXPENSES
  General and administrative expenses                                      527
                                                                    ----------

TOTAL OPERATING EXPENSES                                                   527
                                                                    ----------

NET LOSS FROM OPERATIONS                                                  (527)

PROVISION FOR INCOME TAXES                                                   0
                                                                    ----------

NET LOSS                                                            $     (527)
                                                                    ==========

NET LOSS PER SHARE: BASIC AND DILUTED                               $    (0.00)
                                                                    ==========
WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING:
 BASIC AND DILUTED                                                   3,223,272
                                                                    ==========


                 See accompanying notes to financial statements.

                                 AMPERICO CORP.
                          (A DEVELOPMENT STAGE COMPANY)
                        STATEMENT OF STOCKHOLDERS' EQUITY
        FOR THE PERIOD FROM DECEMBER 20, 2011 (INCEPTION) TO MAY 31, 2012

                                                                                 Deficit
                                                                               Accumulated
                                           Common Stock          Additional     during the        Total
                                       --------------------       Paid-in      Development     Stockholders'
                                       Shares        Amount       Capital         Stage           Equity
                                       ------        ------       -------         -----           ------

Balance, December 20, 2011
 (Inception)                                --      $    --      $     --       $     --        $     --

Shares issued for cash at $0.001
 per share                           3,000,000        3,000            --             --           3,000

Shares issued for cash at $0.01
 per share                           1,080,000        1,080         9,720             --          10,800

Shares issued for cash at $0.02        400,000          400         7,600             --           8,000
 per share

Net loss                                    --           --            --           (527)           (527)
                                     ---------      -------      --------       --------        --------

Balance, May 31, 2012                4,480,000      $ 4,480      $ 17,320       $   (527)       $ 21,273
                                     =========      =======      ========       ========        ========


                 See accompanying notes to financial statements.

                                 AMPERICO CORP.
                          (A DEVELOPMENT STAGE COMPANY)
                             STATEMENT OF CASH FLOWS
        FOR THE PERIOD FROM DECEMBER 20, 2011 (INCEPTION) TO MAY 31, 2012


CASH FLOWS FROM OPERATING ACTIVITIES
  Net loss for the period                                            $   (527)
                                                                     --------
CASH USED IN OPERATING ACTIVITIES                                        (527)
                                                                     --------
CASH FLOWS FROM FINANCING ACTIVITIES
  Proceeds from sale of common stock                                   21,800
  Loan from director                                                      325
                                                                     --------
CASH PROVIDED BY FINANCING ACTIVITIES                                  22,125
                                                                     --------

NET INCREASE IN CASH                                                   21,598

Cash, beginning of period                                                   0
                                                                     --------

CASH, END OF PERIOD                                                  $ 21,598
                                                                     ========

SUPPLEMENTAL CASH FLOW INFORMATION:
  Interest paid                                                      $      0
                                                                     ========
  Income taxes paid                                                  $      0
                                                                     ========


                 See accompanying notes to financial statements.

                                 AMPERICO CORP.
                          (A DEVELOPMENT STAGE COMPANY)
                        NOTES TO THE FINANCIAL STATEMENTS
                                  MAY 31, 2012

NOTE 1 - ORGANIZATION AND NATURE OF BUSINESS

Amperico Corp. ("the Company") was incorporated under the laws of the State of Nevada on December 20, 2011. The Company is in the business of developing On-site Web-state analytical software designed to capture customer's behavior and feedback on the visited websites. This behavior and feedback will be analyzed and compared against key performance indicators, like marketing, in terms of a commercial context. The Company plans to develop an analytical service that will allow users of the software to compare and rank different websites within different categories of websites based on customer experience and opinion of the websites visited. The behavior analysis and the ranking results will be submitted to website owners for optimization and improvement of their websites.

The Company's headquarters are located in Ontario, Canada. The Company has not generated any revenues or incurred any costs in implementing its operating strategies.

NOTE 2 - SUMMARY OF SIGNIFCANT ACCOUNTING POLICIES

DEVELOPMENT STAGE COMPANY
The accompanying financial statements have been prepared in accordance with generally accepted accounting principles applicable to development stage companies. A development-stage company is one in which planned principal operations have not commenced or if its operations have commenced, there has been no significant revenues there from.

BASIS OF PRESENTATION
The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America and are presented in US dollars. The Company has adopted a May 31 fiscal year end.

CASH AND CASH EQUIVALENTS
The Company considers all highly liquid investments with the original maturities of three months or less to be cash equivalents.

FAIR VALUE OF FINANCIAL INSTRUMENTS
The Company's financial  instruments consist of amounts due to its sole officer,
director  and  major  stockholder.   The  carrying  amount  of  these  financial
instruments approximates fair value due to their short term maturity.

INCOME TAXES
Deferred tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. A valuation allowance is established when necessary to reduce deferred tax assets to the amounts expected to be realized.

The Company accounts for income taxes under the provisions of Financial Accounting Standards Board ("FASB") Accounting Standards Codification ("ASC") 740, "Accounting for Income Taxes. It prescribes a recognition threshold and measurement attributes for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. As a result, the Company has applied a more-likely-than-not recognition threshold for all tax uncertainties. The guidance only allows the recognition of those tax benefits that have a greater than 50% likelihood of being sustained upon examination by the various taxing authorities. The Company is subject to taxation in the United States. All of the Company's tax years are subject to examination by Federal and state jurisdictions.

The Company classifies penalties and interest related to income taxes as income tax expense in the Statements of Operations.

                                 AMPERICO CORP.
                          (A DEVELOPMENT STAGE COMPANY)
                        NOTES TO THE FINANCIAL STATEMENTS
                                  MAY 31, 2012

NOTE 2 - SUMMARY OF SIGNIFCANT ACCOUNTING POLICIES (CONTINUED)

USE OF ESTIMATES
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

BASIC INCOME (LOSS) PER SHARE
Basic income (loss) per share is calculated by dividing the Company's net loss applicable to common shareholders by the weighted average number of common shares outstanding during the period. Diluted earnings per share is calculated by dividing the Company's net loss available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted for any potentially dilutive debt or equity. There were no such common stock equivalents outstanding during the Period from December 20, 2012 (Inception) through May 31, 2012.

RECENT ACCOUNTING PRONOUNCEMENTS
Because  the  Company  has  been  recently   organized  and  has  not  commenced
operations, the new accounting standards have no significant impact on the financial statements and related disclosures. As new accounting pronouncements are issued, the Company will adopt those that are applicable under the circumstances.

NOTE 3 - COMMON STOCK

On January 9, 2012, the Company issued 3,000,000 shares of common stock for cash proceeds of $3,000 at $0.001 per share.

On April 12, 2012, the Company issued 1,080,000 shares of common stock for cash proceeds of $10,800 at $0.01 per share.

On May 14, 2012, the Company issued 400,000 shares of common stock for cash proceeds of $8,000 at $0.02 per share.

NOTE 4 - RELATED PARTY TRANSACTION

On December 20, 2011, director loaned $325 to incorporate the Company. The loan is unsecured, non-interest bearing and due on demand.

The balance due to the director was $325 as of May 31, 2012.

                                 AMPERICO CORP.
                          (A DEVELOPMENT STAGE COMPANY)
                        NOTES TO THE FINANCIAL STATEMENTS
                                  MAY 31, 2012

NOTE 5 - INCOME TAXES

The provision (benefit) for income taxes for the period from December 20, 2012 (Inception) to May 31, 2012 consists of the following:

     Current
       Federal                                         $     --
       State                                                 --
       Deferred Federal                                    (179)
       State                                                (16)
       Change in valuation allowance                        195
                                                       --------
                                                       $     --
                                                       ========

The Company's income tax rate computed at the statutory federal rate of 34% differs from its effective tax rate primarily due to permanent items, state taxes and the change in the deferred tax asset valuation allowance.

       Income tax at statutory rate                       34.00%
       State income taxes, net of federal benefit          3.30
       Change in valuation allowance                     (37.30)
                                                       --------
       Total                                               0.00%
                                                       ========

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. In assessing the realizability of deferred tax assets, Management evaluates whether it is more likely than not that some portion or all of its deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment. Based on Management's evaluation, the net deferred tax asset was offset by a full valuation allowance in all periods presented. The Company's deferred tax asset valuation allowance will be reversed if and when the Company generates sufficient taxable income in the future to utilize the tax benefits of the related deferred tax assets. The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and tax liabilities are as follows:

      Net operating loss                               $     75
      Amortization of organizational costs
        Gross deferred tax assets:                          120
        Less: valuation allowance                          (195)
                                                       --------
      Net deferred tax asset                           $     --
                                                       ========

As of May 31, 2012 the Company had a net operating loss carry-forward of approximately $202 which may be used to offset future taxable income and begins to expire in 2031. Should a change in ownership occur net operating loss carry forwards may be limited as to use in future years.

NOTE 6 - GOING CONCERN

The accompanying financial statements have been prepared in conformity with generally accepted accounting principles, which contemplate continuation of the Company as a going concern. However, the Company has not generated any revenues as of May 31, 2012. The Company currently has limited working capital, and has not completed its efforts to establish a stabilized source of revenues sufficient to cover operating costs over an extended period of time.

                                 AMPERICO CORP.
                          (A DEVELOPMENT STAGE COMPANY)
                        NOTES TO THE FINANCIAL STATEMENTS
                                  MAY 31, 2012

NOTE 6 - GOING CONCERN (CONTINUED)

Management anticipates that the Company will be dependent, for the near future, on additional investment capital to fund operating expenses The Company intends to position itself so that it may be able to raise additional funds through the capital markets. In light of management's efforts, there are no assurances that the Company will be successful in this or any of its endeavors or become financially viable and continue as a going concern.

NOTE 8 - SUBSEQUENT EVENTS

In accordance with SFAS 165 (ASC 855-10) the Company has analyzed its operations subsequent to May 31, 2012 to July 11, 2012, the date these financial statements were available to be issued, and has determined that it does not have any material subsequent events to disclose in these financial statements.

                            [OUTSIDE BACK COVER PAGE]

                                   PROSPECTUS

                                 AMPERICO CORP.

                               1,480,000 SHARES OF
                                  COMMON STOCK

We have not authorized any dealer, salesperson or other person to give you written information other than this prospectus or to make representations as to matters not stated in this prospectus. You must not rely on unauthorized information. This prospectus is not an offer to sell these securities or a solicitation of your offer to buy the securities in any jurisdiction where that would not be permitted or legal. Neither the delivery of this prospectus nor any sales made hereunder after the date of this prospectus shall create an implication that the information contained herein nor the affairs of the Issuer have not changed since the date hereof.

Until ___________, 2012 (90 days after the date of this prospectus), all dealers that effect transactions in these shares of common stock may be required to deliver a prospectus. This is in addition to the dealer's obligation to deliver a prospectus when acting as an underwriter and with respect to their unsold allotments or subscriptions.



               THE DATE OF THIS PROSPECTUS IS: SEPTEMBER 25, 2012

                                     PART II
                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated costs of this offering are as follows:

     Securities and Exchange Commission registration fee        $     5.09
     Transfer Agent Fees                                        $ 4,000.00
     Accounting fees and expenses                               $ 3,500.00
     Legal fees and expenses                                    $ 2,000.00
     Edgar filing fees                                          $   500.00
                                                                ----------
               Total                                            $10,005.09
                                                                ==========

All amounts are estimates other than the Commission's registration fee.

We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or other costs of sale.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our officer and director is indemnified as provided by the Nevada Revised Statutes ("NRS") and our bylaws.

Under the NRS, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's articles of incorporation; that is not the case with our articles of incorporation. Excepted from that immunity are:

     (1) a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;

     (2) a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);

     (3) a transaction from which the director derived an improper personal profit; and

     (4) willful misconduct.

Our bylaws provide that we will indemnify our directors and officer to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officer; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless:

     (1) such indemnification is expressly required to be made by law;

     (2) the proceeding was authorized by our Board of Directors;

     (3) such indemnification is provided by us, in our sole discretion, pursuant to the powers vested us under Nevada law; or

     (4) such indemnification is required to be made pursuant to the bylaws.

Our bylaws provide that we will advance all expenses incurred to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was our director or officer, or is or was serving at our request as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request. This advanced of expenses is to be made upon receipt of an undertaking by or on behalf of such person to repay said amounts should it be ultimately determined that the person was not entitled to be indemnified under our bylaws or otherwise.

Our bylaws also provide that no advance shall be made by us to any officer in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding; or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision- making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to our best interests.

                     RECENT SALES OF UNREGISTERED SECURITIES

We issued 3,000,000 shares of our common stock to our sole office and director, Alex Norton, on April 17, 2012. Mr. Norton is our President, Chief Executive Officer, Treasurer, Secretary and our director. He acquired these 3,000,000 shares at a price of $0.001 per share for total proceeds to us of $3,000.

These shares were issued pursuant to Rule 903(b)(3) of Regulation S, promulgated pursuant to the Securities Act of 1933 (the "Securities Act"), in an offshore offering, to a non-US person, where there were no directed selling efforts in the US and offering restrictions were implemented.

We completed an offering of 3,000,000 shares of our common stock at a price of $0.001 per share to the following purchaser on April 17, 2011:

Name of Subscriber                                      Number of Shares
------------------                                      ----------------
ALEX NORTON                                                3,000,000

The total amount received from this offering was $3,000. We completed this offering pursuant to Regulation S of the Securities Act.

We completed an offering of 1,080,000 shares of our common stock at a price of $0.01 per share to the following 18 purchasers on April 12, 2012:

Name of Subscriber                                      Number of Shares
------------------                                      ----------------
KSENIA TOMSKAIA                                               60,000
ILIA TOMSKI                                                   60,000
BORIS AKSMAN                                                  60,000
INNA AKSMAN                                                   60,000
SERGUEI FENEV                                                 60,000
TATIANA FENEVA                                                60,000
MARIA TOMSKAIA                                                60,000
MAXIM KOUDACHKINE                                             60,000
TATIANA KOUDACHKINE                                           60,000
TAMARA BEREZOVSKY                                             60,000
VITALI KOUDACHKINE                                            60,000
VALERIAN GOUMBERIDZE                                          60,000
ELENA GOUMBERIDZE                                             60,000
VLADISLAV GOUMBERIDZE                                         60,000
VALENTINA GOUMBERIDZE                                         60,000
ALEXANDER BER                                                 60,000
VLADIMIR KOLOSSOVSKI                                          60,000
MARINA KONEVETSKY                                             60,000

The total amount received from this offering was $10,800. We completed this offering pursuant to Regulation S of the Securities Act.

We completed an offering of 400,000 shares of our common stock at a price of $0.02 per share to the following 8 purchasers on May 14, 2012:

Name of Subscriber                                      Number of Shares
------------------                                      ----------------
ANNA URBANSKA                                                 50,000
VICTOR SOUTYRINE                                              50,000
TATIANA SHULMAN                                               50,000
EVGENIA GONIKMAN                                              50,000
ANNA PROKOFEVA                                                50,000
RICCARDO GONCALVES                                            50,000
KYLE RAATS                                                    50,000
EKATERINA RAATS                                               50,000

The total amount received from this offering was $8,000. We completed this offering pursuant to Regulation S of the Securities Act.

REGULATION S COMPLIANCE

Each offer or sale was made in an offshore transaction;

We did not make any directed selling efforts in the United States. We also did not engage any distributors, any respective affiliates, nor did any other person on our behalf to make direct selling efforts in the United States;

Offering restrictions were, and are, implemented;

No offer or sale was made to a U.S. person or for the account or benefit of a U.S. person;

Each purchaser of the securities certifies that it was not a U.S. person and was not acquiring the securities for the account or benefit of any U.S. person;

Each purchaser of the securities agreed to resell such securities only in accordance with the provisions of Regulation S, pursuant to registration under the Securities Act of 1933, or pursuant to an available exemption from registration; and agreed not to engage in hedging transactions with regard to such securities unless in compliance with the Securities Act of 1933;

The securities contain a legend to the effect that transfer is prohibited except in accordance with the provisions of Regulation S, pursuant to registration under the Securities Act of 1933, or pursuant to an available exemption from registration; and that hedging transactions involving those securities may not be conducted unless in compliance with the Securities Act of 1933; and

We are required, either by contract or a provision in its bylaws, articles, charter or comparable document, to refuse to register any transfer of the securities not made in accordance with the provisions of Regulation S pursuant to registration under the Securities Act of 1933, or pursuant to an available exemption from registration.

                                    EXHIBITS


Exhibit
Number                            Description
------                            -----------
 3.1            Articles of Incorporation *

 3.2            By-Laws *

 5.1 Legal opinion of Law Offices of Thomas E. Puzzo, PLLC, with consent to use *

10.1            Service Contract *

23.1            Consent of D. Brooks and Associates CPA's, P.A. *

----------
* Previously filed


THE UNDERSIGNED REGISTRANT HEREBY UNDERTAKES:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (a) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

     (b) To reflect in the prospectus any facts or events arising after the effective date of this registration statement, or most recent post-effective amendment, which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; Notwithstanding the forgoing, any increase or decrease in Volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the commission pursuant to Rule 424(b)if, in the aggregate, the changes in the volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

     (c) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement.

2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

4. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to officers, directors, and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted our director, officer, or other controlling person in connection with the securities registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the final adjudication of such issue.

5. Each prospectus filed pursuant to Rule 424(b) as part of a Registration statement relating to an offering, other than registration statements relying on Rule 430(B) or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by referenced into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling person sin connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

                                   SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Henderson, State of Nevada, on September 25, 2012.


AMPERICO CORP.


By: /s/ Alex Norton
   -----------------------------------------------------
   Alex Norton
   President, Chief Executive Officer, Secretary,
   Treasurer,  Chief Accounting Officer, Chief Financial
   Officer and Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates stated.


     SIGNATURE                    CAPACITY IN WHICH SIGNED             DATE
     ---------                    ------------------------             ----

/s/ Alex Norton
---------------------------  President, Chief Executive       September 25, 2012
Alex Norton                  Officer, Secretary, Treasurer,
                             Chief Accounting Officer,
                             Chief Financial Officer
                             and Director

                                POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Alex Norton, as his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement on Form S-1 of Amperico Corp., and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, grant unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitutes, may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.


     SIGNATURE                    CAPACITY IN WHICH SIGNED             DATE
     ---------                    ------------------------             ----

/s/ Alex Norton
---------------------------  President, Chief Executive       September 25, 2012
Alex Norton                  Officer, Secretary, Treasurer,
                             Chief Accounting Officer,
                             Chief Financial Officer
                             and Director

                                  EXHIBIT INDEX


Exhibit
Number                            Description
------                            -----------
 3.1            Articles of Incorporation *

 3.2            By-Laws *

 5.1 Legal opinion of Law Offices of Thomas E. Puzzo, PLLC, with consent to use *

10.1            Service Contract *

23.1            Consent of D. Brooks and Associates CPA's, P.A. *

----------
* Previously filed